EXHIBIT 99.1

Allegiance Bancshares, Inc.  Announces the Appointment of  Umesh Jain as Director

HOUSTON, Feb. 18, 2016 (GLOBE NEWSWIRE) -- Allegiance Bancshares, Inc. (NASDAQ:ABTX) (“Allegiance”), the holding company of Allegiance Bank, announced the addition of Umesh (Mike) Jain, CPA to Allegiance’s Board of Directors.  Mr. Jain served as a Director of Bank of Houston from March 2006 to April 2014 until it was acquired by Independent Bank in April 2014.  While with Bank of Houston, Mr. Jain served as Chairman of the Audit Committee and a member of its Loan, Merger and Acquisition, Governance and Compensation Committees.  Prior to his service with Bank of Houston, Mr. Jain served as a Director of Horizon Capital Bank from 2002 to 2005, which was acquired by Frost Bank in 2005.

“I am very pleased that Mike has agreed to join our Board,” said George Martinez, Chairman and Chief Executive Officer of Allegiance. “Mike’s record of success and demonstrated commitment to the community banking industry make him a great addition to our Board. His extensive background in community banking and deep financial knowledge will contribute greatly to our Company as well as our client relationships.”

Jain added,  “I am honored to have been selected to serve as a member of the Board of Directors for Allegiance Bancshares and it is my hope that my service on prior boards will be beneficial to Allegiance as it continues to be among the leaders of community banks in Houston.”

In 1986, Mr. Jain founded Jain and Jain, P.C., Accountants and Tax Consultants, which provides assurance and tax services primarily for privately held businesses with revenues up to $100 million. In 2014, Mr. Jain founded Pi Capital Partners, LLC, a private equity firm. Additionally, Mr. Jain served as a member of the Investment Committee for Fish Hawk, a private equity firm.

In addition to being active in the business communities in which Allegiance operates, Mr. Jain has been active in several civic organizations.

About Allegiance Bancshares, Inc.
Allegiance Bancshares is a Houston, Texas based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Allegiance’s common stock is traded on the NASDAQ Global Market under the ticker symbol ABTX. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. These statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward looking statements include the foregoing words. Forward-looking statements include the information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other factors are discussed in Allegiance’s prospectus, filed with the SEC on October 8, 2015 pursuant to Rule 424(b)(4) under the Securities Act of 1933 relating to Allegiance’s Registration Statement on Form S-1, as amended (Registration No. 33-206536), that was declared effective by the SEC on October 7, 2015, and other reports and statements Allegiance has filed with the SEC. Copies of such filings are available for download free of charge from the Investor Relations section of the website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.  Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for the Allegiance to predict all of them.  Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT: Allegiance Bancshares, Inc.
ir@allegiancebank.com